UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

February 16, 2005

Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-32340	34-1981408
(Commission File Number)	(IRS employer identification no.)

350 South Grand Ave, 43rd Floor

Los Angeles, CA 90071

(Address of principal executive offices)(Zip Code)

(323) 210-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 16, 2005, the registrant issued a press release announcing its financial results for the quarter and year ended December 31, 2004. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. References to the registrant’s web site in the press release do not incorporate by reference the information on the registrant’s web site into this report and the registrant disclaims any such incorporation by reference

Item 7.01	Regulation FD Disclosure

On February 16, 2005, the registrant provided the following presentation materials at its 2004 fourth quarter and year ended December 31, 2004 earnings conference call. These presentation materials are attached as Exhibit 99.2 to this report and are incorporate herein by reference.

Item 8.01	Other Events

On February 16, 2005, the registrant issued a press release announcing that the registrant’s 2005 Annual Meeting of Stockholders will be held on Thursday, May 5, 2005 at 9:00 a.m. Pacific Time, at The Omni Hotel, 251 S. Olive Street, Los Angeles, California 90012. Stockholders of record on March 31, 2005 are entitled to notice of and to vote at the annual meeting. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. References to the registrant’s web site in the press release do not incorporate by reference the information on the registrant’s web site into this report and the registrant disclaims any such incorporation by reference.

Item 9.01	Financial Statements and Exhibits

(a	)	Financial statements: None

(b	)	Pro forma financial information: None

(c	)	Exhibits:

		99.1	2004 Earnings Press Release dated February 16, 2004

		99.2	2004 Earnings Conference Call Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ PATRICK D. GROSSO
Patrick D. Grosso
Assistant Secretary

Dated: February 16, 2005